                                                                      Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
                (Dollars in Thousands, Except Per Share Amounts)

                                                       Three Months Ended
                                                           October 31,
                                                 -----------------------------
                                                      2001             2000
                                                      ----             ----

Basic earnings per share
------------------------

Weighted average number of
   shares outstanding                               49,520,429      49,471,095
                                                 =============   =============

Net income                                       $      12,392          13,828
                                                 =============   =============
Basic earnings per common share                  $         .25             .28
                                                 =============   =============


Diluted earnings per share
--------------------------

Weighted average number of
    shares outstanding                              49,520,429      49,471,095

Shares applicable to
    stock options                                      149,215         158,565
                                                 -------------   -------------
                                                    49,669,644      49,629,660
                                                 =============   =============

Net Income                                       $      12,392          13,828
                                                 =============   =============
Diluted earnings per common
  share                                          $         .25             .28
                                                 =============   =============

                                                                      Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
                (Dollars in Thousands, Except Per Share Amounts)

                                                        Six Months Ended
                                                           October 31,
                                               --------------------------------
                                                   2001                2000
                                                   ----                ----

Basic earnings per share
------------------------

Weighted average number of
   shares outstanding                            49,509,795          49,462,095
                                                 ==========          ==========

Net income                                     $     25,100              29,553
                                               ============        ============

Basic earnings per common share                $        .51                 .60
                                               ============        ============


Diluted earnings per share
--------------------------

Weighted average number of common shares:

Weighted average number of
    shares outstanding                           49,509,795          49,462,095
Shares applicable to
    stock options                                   141,514             137,402
                                               ------------        ------------

                                                 49,651,309          49,599,497
                                                 ==========          ==========

Net Income                                     $     25,100              29,553
                                               ============        ============

Diluted earnings per common share              $        .51                 .60
                                               ============        ============